EXHIBIT 10.53
FIFTH AMENDMENT TO THE
AMENDED AND RESTATED AGREEMENT OF
LIMITED PARTNERSHIP OF UNITED DOMINION REALTY, L.P.
     This Fifth Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of March 7, 2008 (this “Amendment”), is being executed by UDR, Inc., a Maryland corporation (the “Company”), as the general partner of United Dominion Realty, L.P., a Delaware limited partnership (the “Partnership”), pursuant to the authority conferred upon the Company by Section 11.01 of the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of February 23, 2004, as amended by the First Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of June 24, 2005, the Second Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of February 23, 2006, the Third Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of January 2, 2007 and the Fourth Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of December 27, 2007 (as amended, the “Agreement”). Capitalized terms used, but not otherwise defined herein, shall have the respective meanings ascribed thereto in the Agreement.
     NOW THEREFORE, the Company, in its capacity as general partner to the Partnership, hereby amends the Partnership Agreement as follows:
     1. Amendment. Section 1.01 of the Agreement is hereby amended by deleting the definition of Cross Over Date included therein, and inserting in its place the following:
     “CROSS OVER DATE” means, with respect to a Class A Partnership Unit, the first to occur of (i) the date on which a Class A Partner would have received distributions with respect to the Class A Partnership Units held by such Class A Partner equal to or greater than the Threshold Amount for a period of four consecutive calendar quarters, assuming such Class A Partner had received distributions based on the Dividend Equivalent instead of distributions on the Class A Partnership Units pursuant to this Agreement, or (ii) the date on which the Class A Partner holding such Class A Partnership Units gives written notice to the Partnership in accordance with Section 12.01 of this Agreement that such date shall be the Cross Over Date with respect to such Class A Partnership Units.
     2. Miscellaneous. Except as specifically amended hereby, the terms, covenants, provisions and conditions of the Agreement shall remain unmodified and continue in full force and effect and, except as amended hereby, all of the terms, covenants, provisions and conditions of the Agreement are hereby ratified and confirmed in all respects.
(Signature Page Follows)

     IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

UDR, INC.
By:	/s/ W. Mark Wallis
	Name:	W. Mark Wallis
	Title:	Senior Executive Vice President